Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated February 28, 2006, accompanying the consolidated financial statements of New World Restaurant Group, Inc. included in the Annual Report on Form 10-K for the year ended January 3, 2006 which is incorporated by reference in this Registration Statement.  We consent to the incorporation by reference in the Registration Statement of the aforementioned report.

/s/ GRANT THORNTON LLP

Denver, Colorado

April 20, 2006